Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.37 PER SHARE; DECLARES THIRD QUARTER 2022 DIVIDEND OF $0.30 PER SHARE; 41 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., August 3, 2022 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2022 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2022 was $21.3 million, or $0.37 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on June 30, 2022.

•

Net increase/(decrease) in net assets from operations for the quarter ended June 30, 2022 was $(0.1) million, or $0.00 per share, compared to $12.4 million, or $0.22 per share, for the quarter ended March 31, 2022. Net increase in net assets from operations for the six months ended June 30, 2022 was $12.3 million, or $0.21 per share.

•

Net asset value per share was $13.97 at June 30, 2022 compared to $14.27 at March 31, 2022. The change in net asset value quarter-over-quarter included $21.4 million, or $0.37 per share, in net realized and unrealized losses due primarily to the mark-to-market impact of wider market spreads.

•	Total acquisitions during the quarter ended June 30, 2022 were $102.7 million and total dispositions were $82.2 million.

•

The credit quality of our portfolio remains strong, and no non-accruals were added during the second quarter. As of June 30, 2022, loans on non-accrual status represented 0.3% of the portfolio at fair value and 0.5% at cost.

•

On July 28, 2022, pursuant to Rule 2a-5 under the 1940 Act, the Company’s board of directors designated the Advisor as Valuation Designee to perform certain fair value functions, including performing fair value determinations for the Company.

•

On August 3, 2022, our board of directors declared a third quarter dividend of $0.30 per share payable on September 30, 2022 to stockholders of record as of the close of business on September 16, 2022.

“We selectively invested in a range of compelling opportunities in the second quarter, deploying capital on favorable terms while maintaining discipline and strong credit quality,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “Although the economic backdrop is uncertain, we capitalized on our team’s deep expertise in middle market lending, along with the power of the BlackRock platform, to further build our diverse portfolio with investments in resilient and less cyclical businesses to deliver strong risk-adjusted returns for our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2022, our investment portfolio consisted of debt and equity positions in 122 portfolio companies with a total fair value of approximately $1.8 billion, 88.6% of which was senior secured debt. 74.1% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 11.2% of the portfolio. 95.0% of our debt investments were floating rate, 89.5% of which had interest rate floors.

As of June 30, 2022, the weighted average annual effective yield of our debt portfolio was approximately 9.8%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.2%, compared with 9.1% and 8.7%, respectively, as of March 31, 2022. Debt investments in two portfolio companies were on non-accrual status as of June 30, 2022, representing 0.3% of the portfolio at fair value and 0.5% at cost.

During the three months ended June 30, 2022, we invested approximately $102.7 million, primarily in 9 investments, comprised of 6 new and 3 existing portfolio companies. Of these investments, $100.3 million, or 97.7% of total acquisitions, were in senior secured loans and $0.7 million, or 0.7% of total acquisitions were in unsecured notes, the remaining $1.7 million, or 1.6% of total acquisitions, was comprised primarily of equity investments. Additionally, we received approximately $82.2 million in proceeds from sales or repayments of investments during the three months ended June 30, 2022. New investments during the quarter had a weighted average effective yield of 8.9%. Investments we exited had a weighted average effective yield of 8.8%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of June 30, 2022, total assets were $1.9 billion, net assets were $807.0 million and net asset value per share was $13.97, as compared to $1.9 billion, $824.5 million, and $14.27 per share, respectively, as of March 31, 2022.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2022 was approximately $44.0 million, or $0.76 per share. Investment income for the three months ended June 30, 2022 included $0.03 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, $0.03 per share from interest income paid in kind, and $0.05 per share of dividend income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2022 were approximately $22.7 million, or $0.39 per share, including interest and other debt expenses of $9.4 million, or $0.16 per share, and incentive compensation from net investment income of $4.5 million, or $0.08 per share. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended June 30, 2022 was approximately $21.3 million, or $0.37 per share. Net realized losses for the three months ended June 30, 2022 were $18.4 million, or $0.32 per share. Net realized losses for the three months ended June 30, 2022 were primarily driven by a $13.8 million loss from the restructuring of our investment in Fishbowl, a $13.3 million loss from the restructuring of our investment in Avanti, partially offset by an $11.0 million gain from the exit of our debt investment in CORE Entertainment. Net unrealized losses for the three months ended June 30, 2022 were $3.0 million, or $0.05 per share. The change in net unrealized appreciation (depreciation) for the three months ended June 30, 2022 was primarily driven by an $11.2 million reversal of previously recognized unrealized gains from the disposition of our investment in CORE Entertainment, $4.7 million in unrealized losses from Autoalert, as well as overall unrealized losses across the portfolio from widening market spreads, partially offset by $14.8 million reversal of previously recognized unrealized losses from the restructuring of our investment in Fishbowl, $13.2 million reversal of previously recognized unrealized losses from the restructuring of our investment in Avanti and $6.7 million in unrealized gains on Edmentum. Net decrease in net assets resulting from operations for the three months ended June 30, 2022 was $0.1 million, or $0.00 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2022, available liquidity was approximately $236.9 million, comprised of approximately $187.3 million in available capacity under our leverage program, $49.4 million in cash and cash equivalents, and $0.2 million in net outstanding settlements of investments sold.

The combined weighted-average interest rate on debt outstanding at June 30, 2022 was 3.19%.

Total debt outstanding at June 30, 2022 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$221,744,722	$78,255,278	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	101,000,000	99,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.900%		248,707,394	—	248,707,394
2026 Notes ($325 million par)	2026	2.850%		326,363,322	—	326,363,322
Total leverage				1,047,815,438	$187,255,278	$1,235,070,716
Unamortized issuance costs				(5,914,022)
Debt, net of unamortized issuance costs				$1,041,901,416

(1)	Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)	As of June 30, 2022, $7.7 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $2.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)	Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)	Subject to certain funding requirements.
(5)	Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)	Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On July 28, 2022, our board of directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended June 30, 2022, no shares were repurchased.

RECENT DEVELOPMENTS

On August 3, 2022, our board of directors declared a third quarter dividend of $0.30 per share payable on September 30, 2022 to stockholders of record as of the close of business on September 16, 2022.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, August 3, 2022 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (844) 200-6205; international callers should dial (929) 526-1599. All participants should reference the access code 211791. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2022 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 10, 2022. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 302835.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,617,284,951 and $1,637,897,868, respectively)	$1,596,714,297	$1,638,843,507
Non-controlled, affiliated investments (cost of $35,434,309 and $37,457,524, respectively)	88,026,099	97,207,404
Controlled investments (cost of $135,358,889 and $146,247,518, respectively)	112,137,369	105,087,211
Total investments (cost of $1,788,078,149 and $1,821,602,910, respectively)	1,796,877,765	1,841,138,122

Cash and cash equivalents	49,430,007	19,552,273
Interest, dividends and fees receivable	19,336,843	20,061,104
Deferred debt issuance costs	4,196,842	4,786,736
Receivable for investments sold	234,473	6,024,981
Prepaid expenses and other assets	2,437,649	2,666,111
Total assets	1,872,513,579	1,894,229,327

Liabilities
Debt (net of deferred issuance costs of $5,914,022 and $6,878,110, respectively)	1,041,901,416	1,012,461,340
Interest and debt related payables	9,606,527	10,863,683
Management fees payable	6,317,926	6,304,176
Incentive fees payable	4,511,861	3,742,443
Reimbursements due to the Advisor	1,305,542	942,094
Payable for investments purchased	17,062	28,994,390
Accrued expenses and other liabilities	1,849,167	1,464,565
Total liabilities	1,065,509,501	1,064,772,691

Net assets	$807,004,078	$829,456,636

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	$57,767	$57,767
Paid-in capital in excess of par	963,100,315	966,409,911
Distributable earnings (loss)	(156,154,004)	(137,011,042)
Total net assets	807,004,078	829,456,636
Total liabilities and net assets	$1,872,513,579	$1,894,229,327

Net assets per share	$13.97	$14.36

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$36,470,516	$37,070,947	$73,898,472	$70,924,259
Non-controlled, affiliated investments	33,936	33,471	67,044	59,568
Controlled investments	1,823,155	1,674,786	3,735,659	3,324,819
PIK income:
Non-controlled, non-affiliated investments	2,752,643	989,930	3,832,847	2,294,631
Dividend income:
Non-controlled, non-affiliated investments	225,854	178,767	487,083	998,122
Non-controlled, affiliated investments	580,300	1,127,927	1,143,704	2,824,587
Controlled investments	1,850,074	252,851	2,563,899	1,144,901
Other income:
Non-controlled, non-affiliated investments	173,258	164,036	325,733	211,154
Non-controlled, affiliated investments	45,650	151,968	51,853	1,026,544
Total investment income	43,955,386	41,644,683	86,106,293	82,808,585

Operating expenses
Interest and other debt expenses	9,369,207	10,712,356	18,714,413	20,818,243
Management fees	6,606,166	6,425,571	13,273,893	12,368,933
Incentive fees	4,511,861	4,548,446	8,702,090	9,239,904
Administrative expenses	444,036	428,857	921,095	968,804
Professional fees	409,993	579,926	980,388	870,260
Director fees	236,113	295,200	459,113	545,200
Insurance expense	181,061	150,000	362,123	285,000
Custody fees	76,592	85,008	160,522	144,191
Other operating expenses	850,155	652,133	1,508,519	1,359,478
Total operating expenses	22,685,184	23,877,497	45,082,156	46,600,013

Net investment income	21,270,202	17,767,186	41,024,137	36,208,572

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(29,415,029)	(236,632)	(29,368,762)	1,842,683
Non-controlled, affiliated investments	11,048,248	—	11,048,248	1,028,057
Controlled investments	—	—	(124,801)	—
Net realized gain (loss)	(18,366,781)	(236,632)	(18,445,315)	2,870,740

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	1,417,268	(3,058,802)	(8,162,024)	4,299,422
Non-controlled, affiliated investments	(4,318,515)	40,751,395	(7,158,091)	48,541,962
Controlled investments	(130,245)	(396,596)	5,062,177	(1,609,324)
Net change in unrealized appreciation (depreciation)	(3,031,492)	37,295,997	(10,257,938)	51,232,060

Net realized and unrealized gain (loss)	(21,398,273)	37,059,365	(28,703,253)	54,102,800

Net increase (decrease) in net assets resulting from operations	$(128,071)	$54,826,551	$12,320,884	$90,311,372

Basic and diluted earnings (loss) per share	$(0.00)	$0.95	$0.21	$1.56

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264	57,767,264	57,767,264

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2021, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com